UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2012, Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued $500,000,000 aggregate principal amount of 1.850% Senior Notes due 2018 (the “2018 Notes”) and $800,000,000 aggregate principal amount of 3.150% Senior Notes due 2023 (the “2023 Notes”, and together with the 2018 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture dated as of November 20, 2009 (the “Base Indenture”) and a fifth supplemental indenture dated as of August 22, 2012 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of August 15, 2012, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on August 17, 2012 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The 2018 Notes will mature on January 15, 2018 and the 2023 Notes will mature on January 15, 2023.

The 2018 Notes will bear interest at the rate of 1.850% per annum which will be paid semi-annually on each January 15 and July 15 to holders of record on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date, commencing January 15, 2013.

The 2023 Notes will bear interest at the rate of 3.150% per annum which will be paid semi-annually on each January 15 and July 15 to holders of record on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date, commencing January 15, 2013.

In the event that the Company does not consummate the One Lambda Acquisition (as defined below) on or prior to December 31, 2012 or the Merger Agreement (as defined below) is terminated at any time prior thereto, the Company will be required to redeem in whole and not in part the 2023 Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the 2023 Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) January 30, 2013, if the One Lambda Acquisition has not been consummated on or prior to December 31, 2012, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement for any reason.

The Company may redeem the 2018 Notes and the 2023 Notes, in each case, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2018 Notes or the 2023 Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2018 Notes or the 2023 Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at a comparable treasury rate plus 20 basis points, in the case of each of the 2018 Notes and the 2023 Notes, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, on or after October 15, 2022, the 2023 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase each of the 2018 Notes and the 2023 Notes at a price equal to 101% of the principal amount of the 2018 Notes and the 2023 Notes to be repurchased, respectively, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to all existing and any future liabilities of its subsidiaries to the extent of assets of such subsidiaries; equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries, engage in sale and lease-back transactions with respect to any principal property and merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately $1.285 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the anticipated net proceeds of the offering to fund the cash consideration payable for the Company’s acquisition of One Lambda, Inc., a California corporation (the “One Lambda Acquisition”), pursuant to the Agreement and Plan of Merger Agreement, dated July 15, 2012, among One Lambda, Inc., the Company and Dr. Emiko Terasaki, as the transaction representative (the “Merger Agreement”), which is estimated to aggregate approximately $925 million in cash and to pay certain costs associated with the One Lambda Acquisition. If the Company is unable to issue the Notes in the anticipated amounts, the Company intends to finance any shortfall with a combination of cash on hand, borrowings under the Company’s revolving credit facilities and/or the issuance of commercial paper.

The Company intends to use the remaining proceeds, if any, from the sale of the notes (after funding the One Lambda Acquisition (or if the One Lambda Acquisition is not consummated after the Special Mandatory Redemption Date contemplated above)), for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or the repurchase of the Company’s outstanding equity securities.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on November 20, 2009 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, and the Supplemental Indenture, which is filed with this report as Exhibit 99.2, both of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: August 22, 2012	By:	/s/ Seth H. Hoogasian
	Name: Title:	Seth H. Hoogasian Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K with the SEC on November 20, 2009 File No. 001-08002 and incorporated in this Form 8-K by reference).

99.2	Fifth Supplemental Indenture dated as of August 22, 2012 between the Company and The Bank of New York Mellon Trust Company, N.A.